                                                                     EXHIBIT 3.1


For Ministry Use Only
A l'usag_____________

             Ministry of     Ministere do la                                    Ontario Corporation Number
            Consumer and     Consommation of                                    Numero de la compagnie en
             Commercial      du Commerce                                                 Ontario
              Relations      CERTIFICAT
             CERTIFICATE     Caci certifie                                               1249268
             This is to      que les presents
            certify that     statuts entrent                                  --------------------------------
           these articles    en viguer le
          are effective on
                                                     Trans                            Case       Method
                                                      Code     Line No.    Stat.      Type       Incorp.    Share
                                                     ------    -------    -------     ------     ------     ------
          August 01          AOUT, 1997                A         0          0           A          3          S
          ------------------ ------------------      ------    -------    -------     ------     ------     ------
                                                      18         20         28         29         30         31

                                                     Notice
                                                     Req'd             Jurisdiction
                                                     ------    -----------------------------                -----
                                                       N       ONTARIO                                       A
                                                     ------    -----------------------------                -----
                                                      32       33                        47                  57

--------------------------------------------------------------------------------
                                 ARTICLES OF AMALGAMATION
                                    STATUTS DE FUSION


Form 4 Business    1. The name of the amalgamated corporation is:    Denomination sociale de la compagnie issue de la fusion:
  Corporations
       Act.           -------------------------------------------------------------------------------------------------------
      1982             G    .  G   .       P  L   A  S  T  I  C       E   N  G  I  N  E  E   R  I  N  G       I   N  C  .
                      -------------------------------------------------------------------------------------------------------
    Formule           -------------------------------------------------------------------------------------------------------
   numero 4           -------------------------------------------------------------------------------------------------------
  Loi de 1982         -------------------------------------------------------------------------------------------------------
    sur les
   compagnies       2. The address of the registered office is:      Addresse du suiege social:

                       6 Kenview Boulevard
                  -----------------------------------------------------------------------------------------------------------
                               (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                          Rue et numero de la R.R. et, s'il s'agit d'un edifice a bureaux, numeero du dureau
                                                                                                           ------------------
                       Brampton                                                                             L  6  T  5  E  4
                  -----------------------------------------------------------------------------------------------------------
                                       (Name of Municipality, or Post Office)                                  (Postal Code)
                                    Nom de la municipalite ou du bureau de poste)                              (Code Postal)

                                City of Brampton                                          Regional Municipality of Peel
                  ---------------------------------------------                    ------------------------------------------
                  (Name of Municipality, Geographical Township)       in the        (County, District, Regional Municipality)
                       (Nom de la municipalite, du canton)          dans le/la      (Comte, district, municipalite regionale)

                    3. Number (or minimum and maximum number of             Nombre (ou nombres minimal et maximal)
                       directors is:                                        d'administrateurs:
                       a minimum of 1:
                       a maximum of 10.

                    4. The director(s) is/are:                              Administrateur(s):

                    First name, initials and surname      Residence address, giving Street & No. or R.R. No.,      Resident
                    Prenom, initiales et nom de           Municipality and Postal Code                             Canadian
                    familie                               Addresse personnelle, y compris la rue et le numero,     State
                                                          le numero de la R.R. ou le nom de la municiplite et      Yes or No
                                                          le code postal                                           Resident
                                                                                                                   Canadien
                                                                                                                   Oui/Nom
                  ------------------------------------------------------------------------------------------------------------


                  Goyko Martinovic                  6169 Deacon Court                                      Yes
                                                    Mississauga, Ontario
                                                    L5V 1M2

                  Gavrilo Martinovic                7132 Codlin Avenue                                     Yes
                                                    Mississauga, Ontario
                                                    L4T 2M4

                                                                  ----------
                  5.  A) The amalgamation agreement has been           X          A) Les actionnaires de chaque compagnie
                         duly adopted by the shareholders of      ----------         qui fusionne ont dument adopte la
                         each of the amalgamating corporations                       convention de fusion conformement au
                         as required by subsection 175(4) of the                     paragraphe 175(4) de la Loi su Les
                         Business Corporations Act on the date                       compagnies a la date mentionnee
                         set out below.                                              oldessous.


                                                            ----------------------
                                                              Check        Cocher
                                                             A or B        A ou B
                                                            ----------------------

                    B)   The amalgamation has been approved by                    B) Les administrateurs de chacque
                         the directors of each amalgamating                          compagnie qui fusionne ont approuve la
                         corporation by a resolution as required                     fusion par vole de resolution
                         by section 176 of the Business                              conformament a l'article 175 de la Loi
                         Corporation Act on the date set out                         sur les compagnies a la date mentionnee
                         below.                                                      cidessous.  Les statuta de fusion
                                                                                     reprennent essentiellement les
                         The article of amalgamation in substance                    dispositions des statuts constitutifs de
                         contain the provisions of the article of
                         incorporation of

                  ------------------------------------------------------------------------------------------------------------
                         and are more particularly set out in                        et sont enonces textuellement aux
                         these articles                                              presents statuta

                  Names of amalgamating             Ontario Corporation Number        Date of Adoption/Approval
                  corporations                      Numero de la compagnie en         Date d'adoption ou
                  Denomination sociale des          Ontario                           d'approbation
                  compagnies qui fusionnent
                  ------------------------------------------------------------------------------------------------------------

                  G.G.S. Plastic
                  Engineering Inc.                               414689                        July 31, 1997

                  934440 Ontario
                  Limited                                        934440                        July 31, 1997


                  6. Restrictions, if any, on business the                Limites, a'l y a lieu, imposees aux activites
                     corporation may carry on or on powers the            commerciales ou aux pouvoits de la compagnia.
                     corporation exercises.


                  NIL


                  7. The classes and any maximum number of                Categories et nombre maximal, s'il y a lieu,
                     shares that the corporation is authorized to         d'actions que la compagnie est autorisee a
                     issue.                                               emettre:


The Corporation is authorized to issue:

     (a) an unlimited number of shares of one class to be designated as Class A Special Shares;

     (b) an unlimited number of shares of an additional class to be designated as Class B Special Shares; and

     (c) an unlimited number of shares of an additional class to be designated as Common Shares.

      8. Rights, privileges, restrictions and           Droits, privileges, restrictions et conditions,
         conditions (if any) attaching to each          s'il y a lieu, rattaches a chaque categorie
         class of shares and directors authority        d'actions et pouvoirs des administrateurs relatifs
         with respect to any class of shares which      a chaque categorie d'actions qui peut etre emise
         is to be issued in series:                     eri serie:

(1) The Class A Special Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a) Voting Rights

Except as required under the Ontario Business Corporations Act, R.S.O. 1990 c.B.16 the holders of the Class A Special Shares shall not have any voting rights for any purpose; holders of the Class A Special Shares shall, however, be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease, or exchange of its undertaking or a substantial part thereof, except a sale, lease or exchange in the ordinary course of business of the Corporation.

(b) Dividends

The holders of the Class A Special Shares shall be entitled to receive and the Corporation shall pay thereon, if, as and when declared by the Board of Directors of the Corporation out of moneys properly applicable to the payment of dividends in any financial year, fixed preferential non-cumulative cash dividends at a monthly rate of one-half (1/2) of one percent (1$) of the Redemption Amount (as hereinafter defined). If within two (2) weeks after the expiration of any month, the Board of Directors in its discretion shall not declare the said dividend on the Class A Special Shares for such month, then the rights of the holders of the Class A Special Shares to such dividend or to any undeclared part thereof for such month shall be forever extinguished. The holders of the Class A Special Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(c) Participation in Assets on Dissolution

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A Special Shares shall be entitled to be paid, in priority. to any distribution to the holders of the Class B Special Shares and Common Shares, a fixed amount which will be equal to the Redemption Amount per share plus the amount of any declared and unpaid dividends thereon; provided that the holders of the Class A Special Shares shall not be entitled to participate further in the assets of the Corporation. The "Redemption Amount" of each Class A Special Share shall be equal to the fair market value of the shares exchanged with the Corporation for the issuance of the Class A Special Shares, divided by the number of Class A Special Shares issued as consideration for the exchange of the said shares. The fair market value of the said shares shall be determined by the Board of Directors of the Corporation and as of the date of first issuance of the Class A Special Shares.

(d) Retraction

The holders of the Class A Special Shares shall be entitled to require the Corporation to redeem at any time all or any of the Class A Special Shares registered in the name of such holders on the books of the Corporation by tendering to the Corporation at its head office the share certificate or certificates representing the Class A Special Shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) that the registered holder desires to have the Class A Special Shares or so many thereof as such holder may specify which are represented by such certificate or certificates redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the "Redemption Date") on which the holder desires to have the Corporation redeem such Class A Special Shares which shall not be less than thirty (30) days following the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate or certificates representing at least the number of the Class A Special shares which the registered holder desires to have the Corporation redeem, together with such a request, the Corporation shall on the Redemption Date, redeem the number of Class A Special Shares so to be redeemed by paying to such registered holder an amount equal to the Redemption Amount of the Class A Special Shares being redeemed plus all unpaid dividends which have been declared thereon (the aggregate thereof which is referred to as the "Redemption Price") ; if a part only of the Class A Special Shares represented by any such certificate or certificates is to be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. The Class A Special Shares shall be redeemed on the Redemption Date and from and after the Redemption Date such shares shall cease to be entitled to dividends and the holder thereof shall not be entitled to exercise any of the rights of the holders of the Class A Special Shares in respect thereof unless payment for the Redemption Price is not made on the Redemption Date, in which event the rights of the holder of the said shares shall remain unaffected.

Redemption

(e) The Corporation may, upon giving notice as hereinafter provided, redeem at any time the whole or any part of the then outstanding Class A Special Shares on payment of the Redemption Price, as hereinbefore defined.

(f) In the case of redemption of Class A Special Shares under the provisions of sub-paragraph (e) hereof, the Corporation shall, at least twenty (20) days before the date specified for redemption, mail to each person who at the date of mailing is a registered holder of Class A Special Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class A Special Shares. Such notice shall be mailed by letter, postage prepaid, addressed to each such shareholder at his address as it appears in the records of the Corporation or in the event of the address for any uch shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one (1) or more of such shareholders shall not affect the validity of such redemption. Such notice shall set out the Redemption Price and the date on which redemption is to take place and if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the registered holders of the Class A Special Shares to be redeemed the Redemption Price thereof on presentation and surrender at the registered office of the Corporation or any other place designated in such notice of the certificates representing the Class A special shares called for redemption. If a part only of the shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for the redemption in any such notice the Class A Special Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the shareholders in respect thereof unless payment of the Redemption Price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall remain unaffected.

The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class A Special Shares to deposit the Redemption Price of the shares so called for redemption or of such of the said shares represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice, to be paid without interest to or to the order of the respective holders of such Class A Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Class A Special Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited against presentation and surrender of the said certificates held by them respectively.

(g) Price Adjustment

The provisions of sub-paragraph (a) through (f) inclusive hereof in respect to the Redemption Amount of the Class A Special Shares shall be subject to the provisions of this sub-paragraph. In the event that Revenue Canada, Taxation (the "Department") determines that the fair market value of any shares exchanged with the Corporation for Class A Special Shares is greater or less than the Redemption Amount of all the Class A Special Shares so issued as agreed and determined by the Corporation and the holders of the Class A Special Shares, and if, in the opinion of the parties, that determination is accurate, the Redemption Amount shall be deemed to be the amount so determined, otherwise the Redemption Amount shall be increased or decreased to reflect the value of the Class A Special Shares as ultimately determined. The adjustment to the Redemption Amount per share shall be equal to their total increase or decrease so determined divided by the number of Class A Special Shares so issued. The Redemption Amount of the Class A Special Shares so adjusted shall be deemed retroactively to the date of the first issuance to have been its Redemption Amount. In the event that any of the Class A Special Shares have been redeemed prior to the date of the ultimate determination, cash settlements will be made by the holder of the said shares or the Corporation as the case may be. Reference to value as ultimately determined herein shall have the following meaning:

     (i) such amount as may be agreed by the Department, the Corporation and the Class A Special Shareholders, to have been the fair market value of the property sold, transferred, or exchanged for such Class A Special Shares; or

     (ii) in the absence of such agreement, such amount as shall be determined by a Court having jurisdiction in the matter (after all appeal rights have been exhausted or all times for appeal have expired).

(h) Undertaking

No dividends will in the future be declared on any other classes of shares of the Corporation in such large amounts. as would result in the Corporation having insufficient net assets to enable it to redeem, at the Redemption Amount, the Class A Special Shares of the Corporation which are outstanding from time to time; and further that the Corporation will not, if it should otherwise be so authorized at any time, either redeem or purchase for cancellation any of the Class A Special Shares of the Corporation for an amount less than the lesser of the Redemption Amount of the Class A Special Shares being so redeemed or purchased and the fair market value of the Corporation valued on a going concern basis at the time of purchase.

(2) The Class B Special Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a) Voting Rights

The holders of the Class B Special Shares of the Corporation shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Corporation and each Class B Special Share shall confer the right to one (1) one vote in person or by proxy at all such meetings of shareholders of the Corporation.

(b) Dividends

Subject to the prior rights attaching to the Class A Special Shares, the holders of the Class B Special Shares shall be entitled to receive and the Corporation shall pay thereon, if, as and when declared by the Board of Directors of the Corporation out of moneys properly applicable to the payment of dividends in any financial year, fixed preferential non-cumulative cash dividends at an annual rate of six percent (64) of the state capital attributable to the Class B Special Shares.- If within two (2) weeks after the expiration of any year, the Board of Directors in its discretion shall not declare the said dividend on the Class B Special Shares for such year, then the rights of the holders of the Class B Special Shares to such dividend or to any undeclared part thereof for such year shall be forever extinguished. The holders of the Class B Special Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

(c) Participation in Assets on Dissolution

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets or property of the Corporation among the shareholders for the purpose of winding-up its affairs, the holders of the Class B Special Shares shall be entitled, subject to the prior rights attaching to the Class A Special Shares as set forth in sub-paragraph (1)(c) hereof, to be paid in priority to any distribution to the holders of the Common Shares an amount equal to the stated capital attributable to the Class B Special Shares held by such shareholder but shall not be entitled to share in any such further distribution of the property or assets of the Corporation.

(d) Redemption

The Corporation shall have the right, at its option, at any time, without notice, to redeem all or any portion of the Class B Special Shares by paying to the registered holder of the Class B Special Shares to be redeemed an amount equal to the stated capital attributable to the Class B Special Shares held by such shareholder plus the amount of any declared and unpaid dividends thereon.

(3) The Common Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a) Dividends

Subject to the prior rights of the holders of the Class A Special Shares and the Class B Special Shares, the holders of the Common Shares shall be entitled to receive any dividend declared by the Corporation in respect of the Common Shares.

(b) Participation A Assets on Dissolution

In the event of the liquidation, dissolution or winding-up of the Corporation, or other distribution of assets or property of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled, subject to the rights of the holders of the Class A Special Shares as set forth in sub-paragraph (1)(c) hereof and of the Class H Special Shares as set forth in sub-paragraph (2)(o) hereof, to receive the remaining property of the Corporation.

(c) Voting Rights

The holders of the Commons Shares shall be entitled to receive notice of and attend all meetings of shareholders of the Corporation and each Common Share shall confer the right to one (1) vote in person or by proxy at all such meetings of shareholders of the Corporation.

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the consent of a majority of the directors, evidenced by an instrument in writing.

10. Other provisions, if any:

1. That the board of directors may from time to time, in such amount and on such terms as it deems expedient:

     (a)  borrow money on the credit of the Corporation;

     (b) issue, re-issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

     (c) to the extent permitted by law, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

     (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal, moveable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed or other debt or liability of the Corporation.

The board of directors may from time to time delegate to one or more directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each such delegation.

2. That the number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

3. That any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR PURSUANT TO
          SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

         I, Goyko Martinovic, of the City of Brampton, in the Regional Municipality of P eel in the Province of Ontario, hereby certify and state as follows:

1. This statement is made pursuant to Subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2. I am the President and a director of G.G.S. Plastic Engineering Inc. and as such have knowledge of its affairs.

3. I have conducted such examination of the books and records of G.G.S. Plastic Engineering Inc. and 934440 Ontario Limited (the "Amalgamating Corporations") as are necessary to enable me to make the statements set forth.

4. There are reasonable grounds for believing that, (i) each of the Amalgamating Corporations is and the corporation to be formed by their amalgamation will be able to pay its liabilities as they become due, and (ii) the realisable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of any of the Amalgamating Corporations will be prejudiced by the amalgamation.

6. No creditor of any of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

7. Based on the statements made above, none of the Amalgamating Corporations is obligated to give notice to any creditor.

         This statement is made the 31st day of July 1997.

                                  SCHEDULE "A"

                        STATEMENT OF DIRECTOR PURSUANT TO
          SUBSECTION 178(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

         I, Goyko Martinovic, of the City of Brampton, in the Regional Municipality of Peel in the Province of Ontario, hereby certify and state as follows:

1. This statement is made pursuant to Subsection 178(2) of the Business Corporations Act (Ontario) (the "Act").

2. 1 am the President and a director of G.G.S. Plastic Engineering Inc. and as such have knowledge of its affairs.

3. I have conducted such examination of the books and records of G.G.S. Plastic Engineering Inc. and 934440 Ontario Limited (the "Amalgamating Corporations") as are necessary to enable me to make the statements set forth.

4. There are reasonable grounds for believing that of the Amalgamating Corporations is and the corporation s a to be formed by their amalgamation will be able to pay its liabilities as they become due, and (ii) the realisable value of such amalgamated corporation's assets will not be less than the aggregate of its liabilities and stated capital of all classes.

5. There are reasonable grounds for believing that no creditor of any of the Amalgamating Corporations will be prejudiced by the amalgamation.

6. No creditor of any of the Amalgamating Corporations has notified such corporation that he objects to the amalgamation.

7. Based on the statements made above, none of the Amalgamating Corporations is obligated to give notice to any creditor.

         This statement is made the 31st day of July 1997.

                                  SCHEDULE "B"

THIS AMALGAMATION AGREEMENT made the 31st day of July, 1997

B E T W E E N:

                  G.G.S. PLASTIC ENGINEERING INC.,
                  an Ontario corporation governed by the Business
                  Corporations Act (Ontario), having its registered office in the Regional Municipality of Peel

                  (hereinafter called "G.G.S.")

                                                               OF THE FIRST PART

                  - and -

                  934440 ONTARIO LIMITED,
                  an Ontario corporation governed by the Business
                  Corporations Act (Ontario), having its registered office in the Regional Municipality of Peel

                  (hereinafter called "934440")

                                                              OF THE SECOND PART

         WHEREAS G.G.S. was incorporated by Articles of incorporation, dated May 3, 1979, as amended by Articles of Amendment, filed June 5, 1986, July 10, 1986, July 20, 1987, February 9, 1988, January 3, 1992 and July 30, 1997,
respectively, and its authorized capital consists of an unlimited number of Series 1 Common Shares, an unlimited number of Series 2 Common Shares, and an unlimited number of common shares, of which 4,000 Series 1 Common Shares and 2,000 Series 2 Common Shares have been issued and are outstanding;

         AND WHEREAS 934440 was incorporated under the Act by the Articles of Incorporation, dated March 14, 1991, and its authorized capital consists of an unlimited number of common shares of which 2,000 common shares have been issued and are outstanding;

         AND WHEREAS G.G.S and 934440, acting under the authority contained in the Act, have agreed to amalgamate upon the terms and conditions hereinafter set out;

         AND WHEREAS G.G.S. and 934440 have each made full disclosure to each other of all their respective assets and liabilities, have determined that it is desirable that the said amalgamation should be effected, and, acting under the authority contained in the Act, have agreed to amalgamate and continue as one corporation upon the terms and conditions hereinafter set out;

         NOW THEREFORE, inconsideration of the premises and the mutual covenants and agreements herein contained (the adequacy of which is hereby mutually admitted), the parties hereto have agreed as follows:

                                   ARTICLE ONE

                                 INTERPRETATION

1.01 Definitions. Whenever used in this Agreement, the following terms shall have the respective meaning ascribed to them as follows:

         (a) "Act" means the Business Corporations Act, R.S.O. 1990, c. B.16, as heretofore. enacted or as the same may from time to time be amended or re-enacted, or any other legislation hereafter enacted in substitution therefore or replacement thereof, and includes any regulations heretofore or hereafter made pursuant to such Act or other legislation, and any term defined in the Act and not otherwise defined herein is used in this Agreement with the same meaning;

         (b)    "Board" means the board of directors of the Corporation;

         (c) "Corporation" means the corporation continuing from the amalgamation of the parties hereto;

                                   ARTICLE TWO

                                 IMPLEMENTATION

2.01 Effective Date. G.G.S. and 934440 shall amalgamate under the provisions of the Act effective on the 1st day of August, 1997 and shall continue as one corporation upon the terms and conditions hereinafter set out. After this Agreement has become effective, subject to Section 2.03 hereof, Articles of Amalgamation in prescribed form shall be delivered to the Ministry of Consumer and Commercial Relations (Ontario), together with all other documents necessary to bring the amalgamation into effect.

2.02     Effect.  Upon the Articles of Amalgamation becoming effective:

         (a) G.G.S. and 934440 are amalgamated and continue as one corporation under the terms and conditions prescribed in this Agreement;

         (b) the Corporation possesses all the property, rights, privileges and franchises and is subject to all liabilities, including civil, criminal and quasi-criminal, and all contracts, disabilities and debts of each of G.G.S. and 934440;

         (c) a conviction against, or ruling, order or judgment in favour or against G.G.S. and 934440 may be enforced by or against the Corporation;

         (d) the Articles of Amalgamation are deemed to be the articles of incorporation of the Corporation, and except for the purpose of subsection 117(1) of the Act, the certificate of amalgamation is deemed to be the certificate of incorporation of the Corporation; and,

         (e) the Corporation shall be deemed to be the party plaintiff or the party defendant, as the case may be, in any civil action commenced by or against G.G.S. or 934440 before the amalgamation has become effective.

2.03 Termination. Notwithstanding the approval of this Agreement by their shareholders, the directors of either G.G.S. or 934440, without further shareholder approval, may terminate the amalgamation and this Agreement at any time before the issuance of a certificate of amalgamation.

                                  ARTICLE THREE

                                  ORGANIZATION

3.01 Name. The name of the Corporation shall be G.G.S. Plastic Engineering Inc.

3.02 Authorized Capital. The Corporation is authorized to issue:

         (a) an unlimited number of shares of one class to be designated as Class A Special Shares;

         (b) an unlimited number of shares of an additional class to be designated as Class H Special Shares; and

         (c) an unlimited number of shares of an additional class to be designated as Common Shares.

         The rights, privileges, restrictions and the conditions attaching to the Class A Special Shares, the Class 9 Special Shares and the Common Shares are those set out in the annexed Schedule "A" which is incorporated in this Agreement.

3.03 Restricted Transfer. The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled try transfer any share or shares of the Corporation without the consent of a majority of the directors, evidenced by an instrument in writing.

3.04 Limited Number of Shareholders. The number of shareholders of the Corporation, exclusive of persons who are in the employment of the Corporation and persons who, having been formerly in the employment of the Corporation, were, while in that employment and have continued after the termination of that employment to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one
(1) or more shares being counted as one (1) shareholder.

3.05 No Public Offering. Any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

3.06 Business. There shall be no restrictions on the business the Corporation may carry on.

3.07 Registered Office. Until changed in accordance with the Act, the place in Ontario where the registered office of the Corporation is to be situated is the City of Brampton, in the Province of Ontario and the address of the registered office of the Corporation shall be 6 Kenview Boulevard, Brampton, Ontario, L6T 5E4.

3.08 By-Laws. The by-laws of G.G.S. to the extent not inconsistent with this agreement, shall be the by-laws of the Corporation, until repealed or amended. The by-laws may be examined at the address of the registered office of the Corporation.

3.09 Borrowing. The board of directors may from time to time, in such amount and on such terms as it deems expedient:

         (a)    borrow money on the credit of the Corporation;

         (b) issue, re-issue, sell or pledge debt obligations (including bonds, debentures, notes or other similar obligations, secured or unsecured) of the Corporation;

         (c) to the extent permitted by law, give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real or personal property, moveable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed or other debt or liability of the Corporation.

                                  ARTICLE FOUR

                             DIRECTORS AND OFFICERS

4.01 Directors. Until changed in accordance with the Act, the Board of the Corporation shall consist of a minimum of one (1) and a maximum of ten (10) directors. Initially, the directors of the Corporation shall be the persons named below, whose addresses are set out opposite their respective names:

                                                                                  Resident Canadian
                                                                                  -----------------
Goyko Martinovic                      315 Mill S. Street                                 Yes
                                      Brampton, Ontario
                                      L6Y 1V1

Gavrilo Martinovic                    7132 Codlin Avenue                                 Yes
                                      Mississauga, Ontario
                                      L4T 2M4
xxx

The board of directors may from time to time delegate to one or more directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of each delegation.

The directors shall hold office until the first meeting of shareholders of the Corporation, or until their successors are elected or appointed. The election of subsequent directors shall take place thereafter in accordance with the provisions of the by-laws of the Corporation and the Act. Subject to the provisions of the Act and any unanimous shareholders agreement, the Board shall manage the business and affairs of the Corporation.

4.02 Officers. Initially, the persons named below shall hold the office or offices in the Corporation set out opposite their respective names until the first meeting of shareholders of the Corporation or until their successors are duly elected or appointed:

                  Goyko Martinovic               -   President

                  Gavrilo Martinovic             -   Secretary

                                  ARTICLE FIVE

                                 ISSUED CAPITAL

5.01 Transition. The authorized but unissued shares and the issued and outstanding shares in the capital of G.G.S. and 934440 shall be respectively cancelled and/or exchanged into issued shares in the capital of the Corporation as follows:

         (a) 2,000 Series 1 Common Shares of G.G.S. and 1,000 common shares of 934440 owned by Gavrilo Martinovic will be converted into 1,000 issued Class A Special Shares in the capital of the Corporation;

         (b) 2,000 Series l Common Shares of G.G.S. and 1,000 common shares of 934440 owned by Goyko Martinovic will be converted into 1,000 issued Class A Special Shares in the capital of the Corporation; and

         (c) the following shares shall be cancelled without repayment of capitals

                (i) 2,000 Series 2 Common Shares in the capital of G.G.S. owned by 934440;

                (ii) all authorized but unissued Series 1 and Series 2 Common Shares in the capital of G.G.S.;

                (iii) all authorized but unissued common shares in the capital of 934440; and

                (iv) all authorized but unissued common shares in the capital of G.G.S.;

with the result that, immediately after the amalgamation becomes effective, there shall be issued and outstanding as fully paid and non-assessable 2,000 Class A Special Shares in the capital of the Corporation;

5.02 Stated Capital. The stated capital account of the Corporation immediately after the amalgamation becomes effective shall be increased by adding to the Corporation's stated capital account in respect of its 2,000 issued Class A Special Shares the sum of TWO HUNDRED THIRTY SIX THOUSAND NINETEEN
DOLLARS, ($236,019.00) in accordance with subsection 24(3) of the Act.

5.03 Share Certificates. After the amalgamation becomes effective, the shareholders of G.G.S. and 934440, respectively, and shall be entitled to receive, upon request certificates for shares of the Corporation on the basis aforesaid.

         IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as witnessed by the signatures or their proper officers in that behalf.

         DATED this 31st day of July, 1997

                                                 G.G.S. PLASTIC ENGINEERING INC.


                                                 by:
                                                    ----------------------------
                                                            President


                                                 by:
                                                    ----------------------------
                                                            Secretary


                                                 934440 ONTARIO LIMITED


                                                 by:
                                                    ----------------------------
                                                           President


                                                 by:
                                                    ----------------------------
                                                           Secretary